Investor Technology Day
CES 2023

January 4, 2023

BRINGING THE FUTURE
FASTER

Forward-Looking Statements

This presentation information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties include factors detailed in the reports we file with the SEC, including those described under “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this communication. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

It should also be noted that this information contains certain financial measures, including Adjusted EBITDA, Adjusted Earnings per Share, Adjusted Free Cash Flow, Net Leverage Ratio and Liquidity that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These measures are presented here to provide additional useful measurements to review our operations, provide transparency to investors and enable period-to-period comparability of financial performance. A description of non-GAAP financial measures that we use to evaluate our operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in the appendix under “Reconciliation of Non-GAAP Measures.”

Gross New Business Backlog (disclosed on January 4, 2023)

BRINGING THE FUTURE FASTER

$725 Million Backlog (2023-2025)


Backlog By Segment
5%
5%
40%
20%
30%
Electric
Trucks/SUV
Crossover
Pass Car
Other


Backlog By Geography
45%
30%
25%
Asia
Europe
Americas

Electrification continues to be a growing portion of AAM's new business backlog

www.aam.com